FILED in the office of the Lieutenant Governor                  104709
of the State of Utah on the      14th                           RECEIVED
day of July AD  1983                                       1983 JUL 14  PM  4:57
           DAVID S MONSON                                  LT. GOV/SEC. OF STATE
        Lieutenant Governor
Filing Clerk BS Fees  50.00



                           ARTICLES OF INCORPORATION
                                       OF
                                  VI-COM, INC.


         We, the undersigned natural persons acting as incorporators of the corporation under the Utah Business Corporations Act adopt the following Articles of Incorporation for such corporation.

                                    ARTICLE I

         Name. The name of the corporation (hereinafter called "Corporation") is VI-COM, INC.

                                   ARTICLE II

         Period of Duration. The period of duration of the Corporation is perpetual.

                                  ARTICLE III

         Purposes and Powers. The purpose for which this Corporation is organized is to engage in the business of investments in all forms of real and personal property through direct investment, joint venturing, and acquisition and to engage in any and all other lawful business.

                                   ARTICLE IV

         Capitalization. The Corporation shall have the authority to issue 50,000,000 shares of stock having a par value of one mil ($.001). All stock of the Corporation shall be of the same class and shall have the same rights and preferences. Fully paid stock of this Corporation shall not be liable for further call or assessment. The authorized trading shares shall be issued at the discretion of the Directors.

                                   ARTICLE V

         Commencement of Business. The Corporation shall not commence business until at least One Thousand Dollars ($1,000) has been received by the Corporation as consideration for the issuance of its shares.

                                   ARTICLE VI

        Initial Registered Office and Initial Registered Agent.
The address of the initial registered office of the Corporation is 5795 South 4015 West, Kearns, Utah 84118, Utah and the initial registered agent of the Corporation at such address is V. Don Snow.

                                  ARTICLE VII

Directors. The Corporation shall be governed by a Board of Directors consisting of no less than three (3) and no more than nine (9) directors. Directors need not be stockholders in the Corporation but shall be elected by the stockholders of the Corporation. The number of Directors constituting the initial Board of directors is three (3) and the name and post office address of the persons who shall serve as Directors until their successors are elected and qualified are:

Mark H. Roberts
8706 Acorn Lane
Sandy, Utah 84092

Ralph E. Barker
401 East 7670 So.
Midvale, Utah 84047

V. Don Snow
5795 S. 4015 W.
Kearns, Utah 84118

                                  ARTICLE VIII

Incorporators. The name and post office address of eac incorporator is:

Mark H. Roberts
8706 Acorn Lane
Sandy, Utah 84092

Ralph E. Barker
401 East 7670 So.
Midvale, Utah 84047

V. Don Snow
5795 S. 4015 W.
Kearns, Utah 84118

                                   ARTICLE IX

         Preemptive Rights. There shall be no preemptive right to acquire unissued and/or treasury shares of the stock of the Corporation.

                                   ARTICLE X

Voting of Shares. Each outstanding share of common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at the meeting of the stockholders. Each stockholder shall be entitled to vote his or its shares in person or by proxy, executed in writing by such stockholder, or by his duly authorized attorney-in-fact. At each election of Directors, every stockholder entitled to vote in such election shall have the right to vote in person or by proxy the number of shares owned by him or it for as many persons as there are directors to be elected and for whose election he or it has the riqht to vote, but the shareholder shall have no right to accumulate his or its votes with reqard to such election.


/s/ Mark H. Roberts
------------------------------

/s/ Ralph E. Barker
------------------------------

/s/ V. Don Snow
------------------------------

STATE OF UTAH       )
                    :ss
COUNTY OF SALT LAKE )


On the 13th day of July 1983, personally appeared before me Mark H. Roberts, Ralph E. Barker, and V. Don Snow and duly acknowledged to me that they are the persons who signed the foregoing instrument as incorporators and that they have read the foregoing instrument and know the contents thereof and that the same is true of their own knowledge except as to those matters upon which they operate on information and belief and as to those matters believe them to be true.


/s/ Kathryan Court
-------------------------
NOTARY PUBLIC

Residing in Salt Lake City, UT.


My Commission Expires

        9/84
-------------------------